N-SAR Exhibit: Sub-item 77I (a)
Legg Mason Partners Institutional
Trust
Western Asset Institutional Cash
Reserves

Item 77M(a)(b): Mergers

In response to Sub-Items 77M(a)(b), the
Registrant incorporates by reference the supplement to the fund's Prospectus,
Summary Prospectus and Statement of
Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities
Act of 1933 on May 9, 2017 (Accession
No. 0001193125-17-163661).  The
Registrant also incorporates by
reference Post-Effective Amendment
No. 117 to Form N-1A filed on
December 15, 2017 pursuant to Rule
485(b) of the Securities Act of 1933
(Accession No. 0001193125-16-
794006).